Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


 As independent public accountants, we hereby consent to the inclusion of our report dated December 18, 2002 for the year ended October 31, 2002 and our report dated December 1, 2000 for the year ended October 31, 2000 in Dial Thru International Corporation's Annual Report on Form 10-K for the year ended October 31, 2002 as well as the incorporation by reference of such reports into the Company's previously filed Registration Statement File No. 333-82622.

 /s/ KING GRIFFIN & ADAMSON P.C.

 Dallas, Texas
 January 29, 2002